UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2007

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On October 30, 2007, the registrant amended and restated its nonqualified supplemental savings plan, effective January 1, 2008.  The text of the plan as amended and restated is filed as Exhibit 99.1 to this report.  The amendments modify the rate at which plan accounts bear interest during the term of a participant's employment from the prime rate to 120% of the long-term Applicable Federal Rate and incorporate changes resulting from the tax provisions of the American Jobs Creation Act and other technical and conforming changes.  The company matching credit under the plan will also be increased to 7% in order to provide the same contribution to which participants would otherwise be entitled under the company's qualified savings plan but for limitations under the Internal Revenue Code.

On October 31, 2007, the registrant amended and restated its Short Term Incentive Program.  The text of the program as amended and restated is filed as Exhibit 99.2 to this report.  The amendments add a provision specifically authorizing the company to recoup incentive compensation in case of a material negative restatement of the company's financial or operating results and incorporate other technical and conforming changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  November 2, 2007

By:

/s/ Patrick T. Mulva

----------------------------------------------

Name:

Patrick T. Mulva

Title:

Vice President, Controller and

Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

ExxonMobil Supplemental Savings Plan.

99.2

Short Term Incentive Program, as amended.